Exhibit 10.16
                                                                   -------------

                            AMENDMENT NUMBER 1 TO
                        COLLECTION SERVICING AGREEMENT


This Amendment Number 1 to Collection Servicing Agreement (this "Amendment") is made as of this 1st day of November, 2002, by and between Goleta National Bank, a national banking association (the "Lender"), and Ace Cash Express, Inc., a Texas corporation (in its capacity as Servicer, the "Servicer"), with regard to the following:

          A. The Lender and the Servicer entered into that certain Master Loan Agency Agreement dated August 11, 1999, as amended by that certain Amendment Number 1 to Master Loan Agency Agreement dated March 29, 2001, and Amendment Number 2 to Master Loan Agency
               Agreement dated June 30, 2001 (as so amended, the "Master Agreement"), and contemporaneously with the execution of this Amendment, they are amending the Master Agreement by that certain Amendment Number 3 to Master Loan Agency Agreement of even date herewith.

          B.   The Lender and the Servicer entered into that certain  Collection
               Servicing   Agreement  dated  August  11,  1999  (the  "Servicing
               Agreement").

          C. Section 10.1 of the Servicing Agreement permits the Lender and the Servicer to amend the Servicing Agreement by a writing signed by them.

          D. The Lender and the Servicer wish to amend the Servicing Agreement to provide for a more extended effectiveness of the Servicing Agreement, as amended, after the expiration or termination of the Master Agreement, as amended, and to clarify the obligation of the Servicer to apply amounts received on any Loan after the expiration or termination of the Master Agreement, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the Lender and the Servicer hereby agree as follows:

1. The fourth sentence of Section 2.1 of the Servicing Agreement is amended to read as follows:

               "This Agreement shall survive the expiration or termination of the Master Agreement until no further Loans made by the Lender, as contemplated by the Master Agreement, remain outstanding or unpaid; however, Servicer shall remain liable thereafter for its own negligence or willful misconduct, and that of its subcontractors, delegates, agents and representatives, if any, to the extent provided by the terms of this Agreement."

2. The last sentence of Section 5.1 of the Servicing Agreement is hereby amended to read as follows:


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               "The  Servicer,  acting on behalf of the Lender,  shall apply all such money as provided in the Master Agreement or, if the Master Agreement has expired or been terminated, as provided under the terms of the Master Agreement in effect immediately preceding that expiration or termination, except as the Lender and the Servicer may otherwise agree."

3. Section 10.3 of the Servicing Agreement is hereby amended to substitute "Suite 600" for "Suite 800," and "President and Chief Operating Officer" for "Chief Financial Officer," in the address for any notice, demand, certificate, request, or other communication to the Servicer.

4. Except as set forth in this Amendment, all terms used herein that are defined in the Servicing Agreement shall have the respective meanings set forth in the Servicing Agreement.

5. Except as amended hereby, the Servicing Agreement is hereby affirmed in its entirety.

6. This Amendment may be signed in counterparts with the same effect as if both parties hereto had signed the same paper; all counterparts are to be construed together as one and the same document.

IN WITNESS WHEREOF, the Lender and the Servicer have caused this Amendment to be duly executed by their respective officers as of the date set forth in the first paragraph hereof.

                                          GOLETA NATIONAL BANK


                                          By: /s/ Lynda Nahra
                                              ---------------

                                          ACE CASH EXPRESS, INC.


                                          By:/s/ Jay B. Shipowitz
                                             --------------------



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